EXHIBIT 10.41(c)


                             THIRD AMENDMENT TO THE
                           UCAR CARBON RETIREMENT PLAN
                           ---------------------------


               The UCAR Carbon Retirement Plan (the "Plan") is hereby amended as follows:

               1. Section 5.6 of the Plan is amended by deleting therefrom the phrase "in accordance with the actuarial factors set forth in Table 4, which is attached hereto and made a part of the Plan" and replacing such language with the following:

                  "using the annual interest rate on 30-year Treasury securities effective for August of the calendar year preceding the date of determination, and the applicable mortality table based upon a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates from the 1983 Group Annuity Mortality Table or such other applicable table prescribed by the Secretary pursuant to Code Section 417(e)(3)."

               2. The following language is added to Section 7.1 of the Plan:

                  "With respect to a deceased Participant who (i) was entitled to a Disability Retirement Benefit under this Plan (including where such benefit has been converted to a Normal Retirement Benefit), (ii) is entitled to a Qualified Joint and Survivor Annuity under this Plan, (iii) was entitled to a retirement benefit under the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies ("UCC Plan"), and (iv) did not elect to provide for a survivor benefit under the UCC Plan, the term Accrued Benefit, solely for purposes of this Article VII, shall mean that Participant's Accrued Benefit as determined under Article V, but without taking any offset for such Participant's UCC Plan benefit."

               3. Section 7.6 of the Plan is hereby amended by deleting the last paragraph thereof and replacing it with the following:

                  "Such lump sum shall be determined by using the annual interest rate on 30-year Treasury securities for the second month before the date of distribution, and the applicable mortality table based upon a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates from the 1983 Group Annuity Mortality Table or such other applicable table prescribed by the Secretary pursuant to Code Section 417(e)(3)."

               4. Section 9.2 of the Plan is hereby amended by replacing the last sentence of the first paragraph with the following:

                  "The lump sum Actuarial Equivalent of a Participant's Retirement Benefit shall be calculated, both for purposes of determining if the benefit payable is less than $3,500 and for purposes of computing such Retirement Benefit, using the annual interest rate on 30-year Treasury securities for the second month before the date of distribution, and the applicable mortality table based upon a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates from the 1983 Group Annuity Mortality Table or such other applicable table prescribed by the Secretary pursuant to Code Section 417(e)(3)."

               5. The Plan is further amended by deleting Table 4 therefrom.

               6. The provisions of paragraph 2 of this Third Amendment shall be effective as of January 26, 1995.

               7. The provisions of paragraphs 1 and 3-5 of this Third Amendment to the Plan shall be effective as of January 1, 1997.

                                                        UCAR CARBON COMPANY INC.


                                                        By:/s/ John C. Arnold
                                                           ------------------


                                       -2-

                                                                             E-7